UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2005

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O’Connor Blvd., 6th Floor Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As the registrant previously announced, on October 31, 2005, the petitioners in the court action styled Danford L. Martin, et al. v. FirstPlus Financial Group, Inc., et al., in the Second Judicial District Court for the State of Nevada (the “District Court”), filed an Emergency Motion to Continue Date of Election of Directors. The election of directors was previously scheduled to occur at the registrant’s 2005 Special Meeting of Shareholders (the “Special Meeting”) on November 16, 2005. Despite the registrant’s objections, the District Court agreed to continue the election.

On November 15, 2005, the registrant and the petitioners participated in a status hearing at the District Court. At the hearing, upon the request of the petitioners and again over the Company’s objections, the District Court reset the meeting date for January 13, 2006. To comply with the District Court’s order, the registrant will have to reset the record date, originally set for October 10, 2005. The registrant is considering available remedies to maintain the current record date and have the Special Meeting and election of directors by December 9, 2005. The registrant intends to provide official notification of changes regarding the Special Meeting to shareholders of record for the Special Meeting as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
Jack (J.D.) Draper
President